EXHIBIT 21.1


                      SUBSIDIARIES OF ARBIOS SYSTEMS, INC.

      The subsidiaries of Arbios Systems, Inc. are listed below.



                                                                    PERCENTAGE
NAME                               JURISDICTION OF INCORPORATION    OWNERSHIP
-------------------------------    -----------------------------    ----------
Arbios Technologies, Inc.          Delaware                           100%